Exhibit 99.1
X.XX% INVESTMENT NOTES These interest rates are available from Month Day, Year through Month Day, Year TERM ANNUAL YIELD 12 Months X.XX% 24 Months X.XX% 36 Months X.XX% 48 Months X.XX% Minimum Investment is $5,000. Fixed Rate No fees or commissions Interest paid monthly, quarterly, semiannually, or annually* LEVITT CORPORATION For a prospectus and more information please call 877.3LEVITT (877.353.8488) or log on www.levittcorporation.com This announcement is neither an offer to sell nor a solicitation of an offer to buy Investment Notes. This offer can only be made by the Prospectus dated May 1, 2007 and any related Prospectus Supplement. Rates subject to change. *Interest is based on a 360-day year. The effective annual yield assumes all interest remains invested for 360 days. Investment Notes represent obligations of Levitt Corporation and are not certificates of deposit or insured or guaranteed by the FDIC or any other gov ernmental agency or private entity. FOR NEW JERSEY AND NEW YORK RESIDENTS ONLY: Neither the Attorney General of the State of New Jersey nor the Attorney General of the State of New York has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.